ENDORSED
                                                                       FILED
                                              In the office of the Secretary
                                                      of State of California
                                                                Feb. 5, 1962
                                                  FRANK M. JORDAN, Secretary
                                                                    of State
                                                          By James E. Harris
                                                                      Deputy

                            ARTICLES OF INCORPORATION
                                       OF
                                  ALTIUS CORP.

KNOW ALL MEN BY THESE PRESENTS:

         We, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California, and we do hereby certify:

     FIRST: The name of the corporation shall be:

                                  ALTIUS CORP.

     SECOND: The purposes for which this corporation is formed are as follows:

         (a) To initially engage in the primary business of buying and selling manufactured steel products of every kind and description as principal, manufacturer's representative or broker.

         (b) To  engage  in the  business  of buying  and  selling  manufactured
products   of  every  kind  and   description   as   principal,   manufacturer's
representative or broker.

         (c)  To engage in the business of buying, steel and selling the same.

         (d) To engage in the business of buying steel and processing and fabricating the same in the manufacture of steel products, and to sell products so processed, fabricated and manufactured.

         (e) To acquire, hold, lease, encumber, convey or otherwise dispose of real and personal property within or without the State and to take real and/or personal property by gift or bequest.

         (f) To acquire by purchase or otherwise, and to hold, vote, sell, guarantee, mortgage, pledge or otherwise dispose of corporate shares and stocks of municipal corporations, public, quasi-public and private corporations, shares of beneficial interest in trust or other interests in partnerships or companies of every kind, promissory notes and commercial papers of all description, debentures, mortgage, trust certificates, securities of all descriptions; to exchange the shares of capital stock or bonds of other corporations, trusts, partnerships or companies of every description, or for real or personal property of any description; to act as agent, factor, broker, or attorney-in-fact for any such purpose; to mortgage, pledge, hypothecate, convey or transfer in trust, sell, lease or dispose of any real or personal property of the corporation; to incur indebtedness and obligations, secured or unsecured; to guarantee the obligations of individuals, firms or corporations.

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



         (g) To loan money, with or without security, and to take mortgages, pledges and securities of real and personal property to secure said loans.

         (h) To borrow money (money may be borrowed from the directors and officers of this corporation), and for moneys borrowed or for the payment for the property acquired, or for any other object or purpose of the corporation, or otherwise, in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations, secured or unsecured, and to mortgage, pledge or hypothecate any end all of its properties or assets as security therefor.

         (i) To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, operate, introduce, develop and control, suit, assign or otherwise dispose of, or to take or grant licenses or other rights with respect to any and all ways to exploit or turn to account inventions, improvements, processes, copyrights, patents, trade names, trademarks and distinctive marks and similar rights of any and all kinds and wherever granted, registered or established by or under the laws of the United States, or of any other state country or place.

         (j) To purchase or otherwise acquire become interested in, hold, sell, exchange, mortgage, pledge or otherwise dispose of, deal in and with or turn to account, or realize upon all forms of securities, including stocks, bonds, debentures, coupons, notes, evidences of certificates of indebtedness, certificates of interest, commercial paper, mortgages and other similar instruments and rights issued or created by domestic or foreign associations, firms, trustees, syndicates, individuals, governments, states, municipalities, or other political divisions, or issued or created by others; to purchase, sell, and exchange coin and bullion; to aid by loan subsidy, guaranty or in any manner those issuing, creating, responsible for any of such securities, all to such an extent as it may then lawfully do; to act as financial, commercial or general agent or representative of any corporation, association, partnership, firm, syndicate, individual, or others, and as such to develop and improve and extend the property, trade and business interests thereof, and to aid any lawful enterprise in connection therewith and in connection with acting as such or as agent or broker for any principality to give any other aid or assistance to such extent as may then be permitted by law.

         (k) To do all and everything necessary, suitable or proper for the accomplishment of the foregoing purposes, or anything which the board of directors of the corporation may from time to time deem to be conducive or expedient for the prosecution of the interests of or benefit to the corporation, and the foregoing clauses shall be construed both as objects and power; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

         (l) To enter into limited or general copartnership agreements with others.

         The several clauses contained in the foregoing statement of purposes shall be in no wise limited or restricted by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and

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
powers, and no recitations, expressions or declaration of specific or special purposes hereinbefore enumerated shall be deemed to be exclusive; provided however, that nothing in these articles of incorporation contained shall be construed to authorize the corporation to transact or conduct the business of banking, or insurance, or to accept or execute public or private trusts or to do safe deposits, telephone, telegraph, or public utility business of any kind.


     THIRD: The principal office for the transaction of the business of said corporation will be located in the County of Los Angeles, State of California.

     FOURTH: The number of directors of said corporation shall be nine, and the names and residences of the Directors who are appointed to act until the first annual meeting of the shareholders or until the election and qualification of their successors are as follows:

            NAME                              RESIDENCE
  ROBERT WARREN SCHILLINGER     6920 Sepulveda Blvd. Van Nuys, California
      LELAND DALE BALEME        13460 Drownfield Ave. Sylmar, California
      CLYDE RALPH McROY         7928 Clearfield Ave. Panorama City, California
    FORDYCE FRANK EASTBURN      4718 Kester, Ave. Sherman Oaks, California
       STANLEY HOULBERG         13147 Gladstone Sylmar, California
        HARRY ODYNSKI           6124 Nagle Ave. North Hollywood, California
     ROBERT FRANK VAIANA        19130 Lanark Street Reseda, California
      FRANK JAMES WRIGHT        6046 Bellingham North Hollywood, California
      LEROY EDWARD WINE         7801 Bothwell RoadReseda, California

The shareholders of this corporation shall have power to adopt, repeal or amend by-laws changing the number of directors. The number of persons so named shall constitute the number of directors until changed by amendment of the articles or by a by-law adopted pursuant to the authority contained herein.

     FIFTH: The total number, of shares which this corporation shall have authority to issue is Twenty Thousand (20,0000); the par value of each share is Ten Dollars ($10.00); the aggregate par value of all shares is Two Hundred Thousand Dollars ($200,000.00); at the present time there have been no subscribers to said capital stock.

     SIXTH: This corporation from time to time, may do any one or more of the actual things, or carry out any one or more of the purposes herein set forth and may transact business in the State of California, or other states, in the District of Columbia, in the districts, dependencies and colonies of the United States, and in foreign countries.

     SEVENTH: The shareholders of this corporation shall have a preemptive right to subscribe to any or all issues of shares or securities of this corporation.

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, being each of the persons named above as a director, have personally signed these Articles.

DATED:  February 1st, 1962.

/s/  ROBERT WARREN SCHILLINGER
---------------------------------
Robert Warren Schillinger

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
/s/  LELAND DALE BALEME
---------------------------------
Leland Dale Baleme

/s/  CLYDE RALPH McROY
---------------------------------
Clyde Ralph Mcroy

/s/  FORDYCE FRANK EASTBURN
---------------------------------
Fordyce Frank Eastburn

/s/  STANLEY HOULBERG
---------------------------------
Stanley Houlberg

/s/  HARRY ODYNSKI
---------------------------------
Harry Odynski

/s/  ROBERT FRANK VAIANA
---------------------------------
Robert Frank Vaiana

/s/  FRANK JAMES WRIGHT
---------------------------------
Frank James Wright

/s/  LEROY EDWARD WINE
---------------------------------
Leroy Edward Wine

STATE OF CALIFORNIA
THE GREAT SEAL OF THE STATE OF CALIFORNIA

DEPARTMENT OF STATE

To all whom these presents shall come, Greetings:

I, FRANK M. JORDAN, Secretary of the State of the State of California, hereby certify:

That the annexed transcript has been compared with the RECORD on file in my office, of which it purports to be a copy, and that the same is full, true and correct.

In testimony whereof, I, FRANK M. JORDAN, Secretary of State, have hereunto caused the Great Seal of the State of California to be affixed and my name subscribed, at the City of Sacramento, in the State of California.

this Feb 5 1962

/s/ Frank M. Jordan
-------------------------------
Secretary of State

By: /s/  Walter C. Stutler
-------------------------------
Assistant Secretary of State
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